Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vectren Corporation
Evansville, Indiana

We consent to the incorporation by reference in Registration Statements (Nos. 333-118399 and 333-33684) on Form S-8 of Vectren Corporation of our report dated June 26, 2012, relating to our audit of the financial statements and supplemental schedule of the Vectren Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of the Vectren Corporation Retirement Savings Plan for the year ended December 31, 2011.

/s/ McGladrey LLP

Schaumburg, Illinois
June 26, 2012